EXHIBIT  11


                   MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                    COMPUTATION OF PER COMMON SHARE EARNINGS
                     (In Millions, Except Per Share Amounts)


                                                    FOR THE THREE MONTHS
                                                            ENDED
                                                   -----------------------
                                                   MARCH 27,     MARCH 28,
                                                      1998          1997
                                                    -------       -------
EARNINGS
Net earnings .................................      $   518       $   466
Preferred stock dividends ....................           (9)          (11)
                                                    -------       -------
Net earnings applicable to common stockholders      $   509       $   455
                                                    =======       =======


WEIGHTED-AVERAGE SHARES OUTSTANDING ..........        340.6         331.2
                                                    -------       -------
EFFECT OF DILUTIVE INSTRUMENTS
  Employee stock options .....................         28.9          30.8
  FCCAAP shares ..............................         16.8          22.2
  Restricted units ...........................          4.5           5.3
  ESPP shares ................................          0.1           0.1
                                                    -------       -------
DILUTIVE POTENTIAL COMMON SHARES .............         50.3          58.4
                                                    -------       -------

TOTAL WEIGHTED-AVERAGE DILUTED SHARES ........        390.9         389.6
                                                    =======       =======

BASIC EARNINGS PER SHARE .....................      $  1.49       $  1.37
                                                    =======       =======

DILUTED EARNINGS PER SHARE ...................      $  1.30       $  1.17
                                                    =======       =======

Note: Share and per share amounts for the 1997 first quarter have been restated for the two-for-one common stock split, effected in the form of a 100% stock dividend, paid on May 30, 1997.